As filed with the Securities and Exchange Commission on December 15, 2009

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0079387 (I.R.S. Employer Identification Number)

1999 Broadway, Suite 3700

Denver, Colorado 80202

(303) 999-4400

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert F. Heinemann

1999 Broadway, Suite 3700

Denver, Colorado 80202

(303) 999-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Laura K. McAvoy Musick, Peeler & Garrett LLP 2801 Townsgate Road, Suite 200 Westlake Village, California 91361 (805) 418-3115	Kelly B. Rose Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Class A Common Stock, par value $0.01 per share	1,000,000	$27.49	$27,490,000	$1,534

(1)   This Registration Statement (the “Registration Statement”) registers the issuance of 1,000,000 shares of the Class A Common Stock, par value $0.01 per share, of the Registrant issuable pursuant to the Registrant’s Dividend Reinvestment and Stock Purchase Plan.

(2)   If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, then the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3)   Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on December 14, 2009.

(4)   Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $10,220 remaining of the previously paid registration fee with respect to Berry Petroleum Company's proposed offering of unsold securities registered under the Registration Statement on Form S-3 (No. 333-135055) initially filed with the Securities and Exchange Commission on June 15, 2006, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 filed with the Securities and Exchange Commission on February 25, 2009 and February 27, 2009, respectively, has been carried forward to this Registration Statement. After application of the $1,534 registration fee due for this offering, $8,686 remains available for future registration fees. Accordingly, no filing fee is being paid at this time.

Berry Petroleum Company

Dividend Reinvestment

and

Stock Purchase Plan

We are offering shares of our Class A Common Stock through participation in the Berry Petroleum Company Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan is designed to promote long-term ownership among investors in our Class A Common Stock by offering:

•                                          A simple way to increase your holdings in our Class A Common Stock by automatically reinvesting all or a portion of your cash dividends; and

•                                          The opportunity to make your initial investment in our Class A Common Stock, or to purchase additional shares.

You do not have to be a current stockholder to participate in the Plan. You can purchase your first shares of our Class A Common Stock by making an initial investment of not less than $250 and not more than $10,000.

Shares offered under the Plan may be, at our option, newly issued shares, shares held in our treasury or shares purchased on the open market or in privately negotiated transactions. All open market purchases, as well as all sales of participants’ shares under the Plan, will be made through a registered broker-dealer that is not affiliated with us and that will act as an “agent independent of the issuer,” as that term is defined under the federal securities laws.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “BRY.”

Participation in the Plan is entirely voluntary, and participants may terminate their participation at any time. Stockholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

You should read this prospectus carefully before you invest and retain this prospectus for future reference. You also should read carefully and evaluate the cautionary statements concerning risk factors included in our periodic reports and other information that we file with the SEC. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2009.

i

ii

BERRY PETROLEUM COMPANY

We are an independent energy company engaged in the production, development, exploitation and acquisition of crude oil and natural gas.  While we were incorporated in Delaware in 1985 and have been a publicly traded company since 1987, we can trace our roots in California oil production back to 1909.  Currently, our principal reserves and producing properties are located in California (San Joaquin Valley and Los Angeles Basins), Utah (Uinta Basin), Colorado (Piceance Basin) and Texas (East Texas Basin).

Berry Petroleum Company is a Delaware corporation.  Our corporate headquarters and principal executive offices are located at 1999 Broadway, Suite 3700, Denver, Colorado 80202, and our telephone number is (303) 999-4400.

USE OF PROCEEDS

We will receive proceeds from the sale of our Class A Common Stock under the Plan only to the extent that those purchases are of newly issued shares of our Class A Common Stock made directly from us or shares of Class A Common Stock held in our treasury, and not from open market purchases or privately negotiated transactions. Any proceeds that we receive from purchases of newly issued or treasury shares will be used for general corporate purposes. We cannot estimate the amount of any such proceeds at this time.

RISK FACTORS

An investment in our Class A Common Stock involves risks. You should carefully consider all of the information contained in this prospectus and other information which may be incorporated by reference in this prospectus, including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Risks Relating to Participation in the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

The Bank of New York Mellon, the Plan Administrator, administers the Plan. If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties.  Words such as “expect,” “could,” “would,” “may,” “believe,” “estimate,” “anticipate,” “intend,” “plans,” other forms of those words and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking.  A statement is forward-looking if the discussion involves strategy, beliefs, plans, targets, or intentions.

Forward-looking statements are made based on our management’s current expectations and beliefs concerning future developments and their potential effects upon us.  Important factors which could affect actual results are discussed in detail in this prospectus and the documents incorporated by reference herein.

TERMS OF THE PLAN

Purpose

1.         What is the purpose of the Plan?

The purpose of the Plan is to provide existing stockholders with a simple, convenient and affordable way to increase their holdings in our Class A Common Stock at prevailing market prices and to enable new investors to make an initial investment in our Class A Common Stock. The Plan also provides a means for us to raise additional capital through the direct sale of Class A Common Stock.

Key Features

2.         What are the Plan’s key features?

As a Plan participant, you can take advantage of the following Plan features:

•                  Dividend Reinvestment. Automatic reinvestment of all or a portion of your cash dividends without paying trading fees.

•                  Initial Investment. If you are not an existing stockholder, you can make an initial investment in Berry Class A Common Stock of as little as $250 and as much as $10,000, without needing your own broker.

•                  Optional Cash Investment. You can increase your holdings by making optional cash investments at any time by check or online at www.bnymellon.com/shareowner/isd, or automatically by one-time or convenient monthly deductions from your checking, savings or money market account. Once you are a registered stockholder, you can buy our Class A Common Stock through optional cash investments of at least $100 per investment. You may not invest more than $10,000 in a single month, unless we grant a waiver of the Plan maximum. See Question 14.

•                  Book-Entry Share Ownership; Safekeeping. Instead of physical stock certificates, you will receive statements reflecting your transaction history and share ownership.

•                  Online Access to Account Information. You can enroll and access your account information online at any time at www.bnymellon.com/shareowner/isd.

•                  Easy Withdrawal, Sale or Transfer. You can obtain a stock certificate, sell or transfer your shares at any time.

•                  Low Transaction Costs. You can purchase Berry Class A Common Stock at prevailing market prices for fees that are typically lower than those charged by stockbrokers.

Administration

3.         Who administers the Plan and what does the Plan Administrator do?

We have appointed The Bank of New York Mellon as the Plan Administrator. The Plan Administrator, with certain administrative support provided by its affiliates, as designated agent for each stockholder participating under the Plan, is responsible for the following:

•                  receiving all cash investments;

•                  maintaining records;

•                  issuing statements of account;

•                  purchasing and selling shares for Plan participants; and

•                  performing other duties related to the Plan.

The Plan Administrator also serves as the custodian bank for the Plan. This means that it holds shares registered in the Plan’s name representing the aggregate number of whole shares of our Class A Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to participants’ accounts. The Plan Administrator also serves as dividend disbursing agent and transfer agent for the Plan. We may appoint a different Plan Administrator for the Plan at any time, and we may act as the Plan Administrator.  In the event that the Plan Administrator resigns or otherwise ceases to act as administrator, we will appoint a new Plan Administrator to administer the Plan.

Neither we nor the Plan Administrator will be liable in administering the Plan for any act done in good faith or as required by applicable securities laws or for any good faith omission to act including, without limitation, any claim or liability arising out of failure to terminate your account upon your death, or with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made or with respect to any fluctuation in the market value after the purchase or sale of shares. Neither we nor the Plan Administrator have any duties, responsibilities or liabilities except those that are expressly set forth in the Plan.

4.         How do I contact the Plan Administrator?

If you have any questions or otherwise need to contact the Plan Administrator regarding your participation in the Plan, you may use any of the following methods:

•                  by calling (866) 258-7139 (if you are within the United States), (201) 680-6578 (if you are outside the United States) or (800) 231-5469 for the hearing impaired (TDD);

•                  by sending an e-mail to shrrelations@bnymellon.com; or

•                  by writing to the following address:

BNY Mellon Shareowner Services

P.O. Box 358035

Pittsburgh, PA 15252-8035.

If you call by telephone, an automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern time, Monday though Friday (except holidays). In addition, you may visit the Plan Administrator’s website at www.bnymellon.com/shareowner/isd. At this website, you may enroll, perform certain transactions and obtain information on your Plan account via Investor ServiceDirect®.

Eligibility

5.         Who can participate in the Plan?

Any person or entity is eligible to participate in the Plan, provided that in the case of non-U.S. investors, participation does not (a) violate any laws or regulations of any foreign jurisdiction, (b) subject the Plan, the Plan Administrator or us to taxation by or in any foreign jurisdiction or (c) require registration of us, the Plan Administrator or our Class A Common Stock in any foreign jurisdiction.

We reserve the right to terminate participation of any stockholder in the Plan if we deem it advisable under any foreign laws or regulations.

Enrollment

6.         How do I enroll in the Plan?

Current Stockholders of Record

If you already hold shares of our Class A Common Stock registered directly in your name (that is, if you have one or more certificates for the shares, or you hold shares in Direct Registration “DRS” book-entry form), you may join the Plan by enrolling online at www.bnymellon.com/shareowner/isd through Investor ServiceDirect®.  You may gain access to Investor ServiceDirect® by using the 12-digit Investor Identification Number or IID (which can be found in a bolded box on your dividend check stub or Plan statement) to establish a Personal Identification Number (PIN). You will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your IID and self-assigned PIN. You may also enroll by returning a completed enrollment form to the Plan Administrator at the address listed in Question 4. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation will continue automatically until either you elect to withdraw from the Plan or we terminate the Plan or your participation in the Plan.

New Investors

If you are not a current stockholder, you may join the Plan by returning to the Plan Administrator a completed enrollment form along with an initial investment of at least $250, but not more than $10,000. We will pay the fee related to your enrollment in the Plan. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.

You also may enroll online at www.bnymellon.com/shareowner/isd through Investor ServiceDirect®. You will establish a PIN when setting up your accounts and complete an account activation process as described above under “Current Stockholders of Record.”  If you enroll online, you may either authorize a deduction from your bank account for your initial investment or send your initial investment by check payable to Berry Petroleum Company/BNY Mellon.

Beneficial Owners and Shares Held in “Street Name”

If you are a beneficial owner of Berry Class A Common Stock and your shares are registered in the name of a bank, broker, trustee or other agent, you may transfer your shares to a Plan account by instructing your bank, broker, trustee or agent to register your shares directly in your name and then enrolling in the Plan as described above under “Current Stockholders of Record.” You also may participate in the Plan by making arrangements with your bank, broker, trustee or agent to participate in the Plan on your behalf.

7.         How do I obtain a copy of the enrollment form for the Plan?

Requests for copies of the Plan enrollment form and this prospectus should be made to the Plan Administrator at the telephone number listed above under “Administration.” You also can request copies of the enrollment form and other Plan materials, including information regarding online enrollment and purchases under the Plan, on the Plan Administrator’s website at www.bnymellon.com/shareowner/isd.

Dividend Reinvestment Options

8.         What are my dividend reinvestment options under the Plan?

You may elect to reinvest cash dividends on all of the shares that you own (Option 1), to reinvest cash dividends on some of the shares that you own (Option 2), or to receive all dividends in cash (Option 3). You will not be assessed any charges or trading fees for reinvesting dividends. If you do not indicate a preference, any dividends on the shares held in your Plan account and on all other shares held directly by you on the dividend record date will be reinvested in additional shares of our Class A Common Stock on the dividend payment date.

Option 1 — Full Reinvestment

Under Option 1, 100% of all cash dividends paid on shares held in your Plan account (including shares you deposit under the Plan for safekeeping) and on all other shares held directly by you will be reinvested in additional shares of our Class A Common Stock. The shares purchased with your reinvested dividends will be credited to your Plan account. Reinvestment under Option 1 also will apply to any shares registered in your name that you acquire in the future, either outside of or through the Plan.

Option 2 — Partial Reinvestment

Under Option 2, you can elect that dividends on a specified number of full shares be paid to you in cash. Dividends on your remaining shares of our Class A Common Stock will be reinvested. Buying additional shares will not change your election, meaning that dividends on all additional shares will be reinvested. In addition, selling part of your shares will not change your election unless the number of shares in your Plan account falls below the number of shares that you specified under your election. In that case, cash dividends will be paid to you on the remaining number of shares that you hold in your Plan account following the sale.

Option 3 — No Reinvestment (full cash dividends)

Under Option 3, you will receive all dividends in cash, and no dividends that are paid on your shares will be reinvested. You still will be able to make additional cash investments and/or deposit certificates into the Plan for safekeeping under this election.

9.         How do I change my dividend reinvestment option election?

You may change your dividend reinvestment election at any time, regardless of the Option you have chosen. To change your election, simply access your account online at www.bnymellon.com/shareowner/isd or complete a new enrollment authorization form and mail it to the Plan Administrator. Changes to your dividend reinvestment election must be received by the dividend record date in order to be applied to that dividend.

10.       When will reinvestment of my cash dividends begin?

If you elect to participate in Option 1 or Option 2, the Plan Administrator will begin to reinvest your dividends automatically on the next dividend payment date after receiving your enrollment authorization form, so long as your enrollment authorization form is received on or before the record date for that dividend. The dividend payment dates for Berry Class A Common Stock have traditionally been the 29th of March, June, September and December if a business day, or the preceding business day if the dividend payment date is not a business day. The record date for each dividend has traditionally been the 13th of March, June, September and December if a business day, or the preceding business day if the record date is not a business day.

If your authorization is received after the record date for a dividend payment, the current dividend will be paid to you, and the dividend payment after the next record date will be reinvested.

11.       How will I receive the cash dividends that I elect not to reinvest?

If you choose Option 2 or Option 3, you may elect to receive your cash dividends not being reinvested by direct deposit into your U.S. bank account on the dividend payment date instead of receiving a check by mail. You may make this election at the time of enrollment or at a later date by contacting the Plan Administrator to obtain appropriate forms. Please allow 30 days from the date the Plan Administrator receives your written request to initiate, change or stop the direct deposit of dividends. If you do not receive your cash dividends by direct deposit, the Plan Administrator will pay them in the form of a check mailed to your address of record.

12.       What else should I know about dividends under the Plan?

The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan requires us to declare or pay any dividend on our Class A Common Stock.

Optional Cash Investments

13.       How do I make optional cash investments?

You may purchase additional shares of our Class A Common Stock by making optional cash investments under the Plan, regardless of whether your dividends are being reinvested. Each optional cash investment must be of at least $100. If you are not a current stockholder, you must first enroll in the Plan by submitting to the Plan Administrator a completed enrollment form and an initial investment. (See the “New Investor” requirements under “Enrollment” above.)

The total investment in any month may not exceed $10,000.  Optional cash investments in excess of $10,000 per month may only be made after submission to us of a written request for a waiver, and after we have given our written approval, which we may grant or deny in our sole discretion. See Question 14. Reinvested dividends and shares deposited in the Plan for safekeeping do not count for purposes of the $10,000 limit.

For the purpose of the above limitations, we may aggregate all reinvested dividends and initial and optional cash investments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by us to only one Plan account.

Also for the purpose of such limitations, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

Check

If you choose to make an optional cash investment, along with your check, you are required to provide the Plan Administrator with a completed enrollment authorization form or a tear-off stub from a Plan statement. You should make the check payable to Berry Petroleum Company/BNY Mellon. Checks must be drawn on a U.S. bank and payable in U.S. dollars. All third party checks, cashier’s checks and checks not drawn on a U.S. bank will be returned. Neither cash nor money orders will be accepted by the Plan Administrator.  The Plan Administrator will deduct a processing fee of $5.00 per transaction.

Automatic Investments

You also may authorize automatic monthly cash investments by electronic funds transfer from your bank account by completing the appropriate section of the enrollment authorization form or by enrolling online at www.bnymellon.com/shareowner/isd after you access your account though Investor ServiceDirect®. Automatic monthly investments allow you to make ongoing investments in an amount that is comfortable for you (not less than $100 per transaction), without having to write a check. Deductions are made on the 25th day of each month, or, if that day is not a business day, on the next business day. You should allow up to six weeks for initiation of the first deduction or for changes in your designated financial institutions or bank accounts.  You must notify the Plan Administrator in writing to change or terminate automatic monthly investments at least two business days before the next automatic investment in order for the change or termination to be effective by that date. If you prefer, you can authorize an individual investment online at www.bnymellon.com/shareowner/isd each time you want to make an optional cash purchase.  The Plan Administrator will deduct a processing fee of $2.00 per automatic investment.

14.       May I invest more than the monthly Plan maximum of $10,000?

Yes, if you request a waiver of this limit and we grant your waiver request. Upon receipt of a written waiver request form from an investor, we will consider waiving the maximum investment limit. Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include our current and projected capital needs, prevailing market prices of our Class A Common Stock and other securities, and general economic and market conditions. The terms set forth below will apply to the full amount for which a waiver has been obtained.  For example, if a waiver is obtained to make an optional cash investment of $15,000, $5,000 over the limit, the full $15,000 will be subject to these terms.  We reserve the right, in our sole discretion and without notice, to administer and approve any terms regarding the discount, if any, threshold price, or any other terms regarding investments exceeding the Plan limitations as we deem necessary or desirable.

Shares purchased pursuant to a waiver of the Plan maximum will be subject to a special pricing mechanism, as follows:

Pricing Period, Threshold Price and Extension Feature

•                  Investments for which a waiver has been granted will be made subject to a “pricing period,” which will generally consist of one to 15 separate days during which trading of our Class A Common Stock is reported on the New York Stock Exchange. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the volume-weighted average price (less any applicable waiver discount, as described below), rounded to four decimal places, of our Class A Common Stock as reported by the New York Stock Exchange only, obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), for that investment date. Funds for such investments must be received by the Plan Administrator not later than the business day before the first day of the pricing period.

•                  Newly issued shares purchased pursuant to a request for waiver will be posted to participants’ accounts within three business days following the end of the applicable pricing period or, if we elect to activate the continuous settlement feature, within three business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant waiver requests for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the waiver request form that we will be doing so. The purchase price of shares acquired on each investment date will be equal to the volume-weighted average price obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price, if any, is met on each trading day of that pricing period), we would have a separate settlement of each investment date’s purchases, each based on the volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.

•                  We may establish a minimum, or “threshold,” price for any pricing period, which is a stated dollar amount that the volume-weighted average price, rounded to four decimal places, of our Class A Common Stock, as reported by the New York Stock Exchange must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver. We will only establish a threshold price if shares will be purchased directly from us in connection with the relevant pricing period.

•                  If we decide to establish a threshold price for a particular pricing period, and if the threshold price is not satisfied for a trading day in the pricing period or if no trades of Berry Class A Common Stock are reported on the New York Stock Exchange, then that trading day and the trading prices for that day will be excluded from the pricing period and we will refund that day’s proportional investment amount. For example, if the threshold price is not met or if no trades of Berry Class A Common Stock are reported on the New York Stock Exchange for two of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your waiver request, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below.

•                  At least two business days before the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will notify the Plan Administrator.  Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

•                  We may elect to activate for any particular pricing period a pricing period extension feature which will extend the initial pricing period by the number of days that the threshold price is not satisfied, up to a maximum of five additional trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the initial pricing period is 10 days, and the threshold price is not satisfied for three out of those 10 days, and we had previously announced in the waiver request form that the pricing period extension feature was activated, then the pricing period will be automatically extended by three trading days, and if the threshold price is satisfied on one or more of the next three trading days, then each of those days on which the threshold price is met will become an investment date in lieu of one of the three days on which the threshold price was not met. As a result, if the threshold price is met on all three of the additional trading days, because there were 10 trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your waiver request will be invested.

Waiver Discount

We may, in our sole discretion, establish a “waiver discount” of up to 5% from the market price applicable to investments for which a waiver has been granted. The waiver discount may vary for different waivers but will apply uniformly to all investments made during the pricing period applicable to a particular waiver. We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions, the level of participation in the Plan and our current and projected capital needs. At least two business days before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, and will notify the Plan Administrator. Neither we nor the Plan Administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period. The waiver discount will apply to the entire investment and not just the portion of the investment that exceeds $10,000.

Waiver request forms and information regarding the establishment of a threshold price or waiver discount, if any, may be obtained by contacting the Plan Administrator at (201) 680-5300 or waivers@bnymellon. com.

Optional investments that do not exceed $10,000 per calendar year, as well as dividend reinvestments, will be priced as described in Question 20 and will not be subject to a waiver discount or a threshold price.

15.       What happens if there are insufficient funds to cover my optional cash investments?

In the event that any check is returned or any electronic funds transfer is declined for insufficient funds, you will be charged a $35 return fee. The Plan Administrator will remove from your account any shares that were purchased in anticipation of the collection of those funds. The shares then will be sold to recover any uncollected funds plus the return fee. If the net proceeds of the sale of those shares are insufficient, the Plan Administrator reserves the right to sell additional shares from your Plan account(s) as may be necessary to recover in full the uncollected balance plus the return fee. In some cases, the sale of any additional shares may yield an amount greater than that required to recover in full the uncollected balance plus the return fee. If this occurs, amounts in excess of $1 will be remitted to you.

16.       How do I change or terminate automatic monthly investments?

You may change or terminate automatic monthly investments by contacting the Plan Administrator. The Plan Administrator must receive your change or termination request at least two business days preceding the automatic investment for which you want the change or termination to be effective.

Source and Price of Class A Common Stock

17.       When will the Plan Administrator purchase shares of Berry Class A Common Stock for my Plan account?

For dividend reinvestment, the investment date is the dividend payment date for shares of Berry Class A Common Stock, which has traditionally been the 29th of March, June, September and December if a business day, or the preceding business day if the dividend payment date is not a business day. For optional cash investments, under most circumstances purchases will be made within five business days after the Plan Administrator receives your money, whether by check or through automatic investment.  It is up to the broker-dealer used by the Plan Administrator to determine when shares will be bought for the Plan. Accordingly, you will be unable to instruct the Plan Administrator to purchase shares at a specific time. If for any reason the Plan Administrator is unable to process your investment within 30 days after receiving your payment, the Plan Administrator will return the funds to you by check.

18.       How many shares of Berry Class A Common Stock will the Plan Administrator purchase for my Plan account?

The number of shares the Plan Administrator will purchase for you depends on the purchase price of Berry Class A Common Stock and the total amount of your dividends (if applicable) and optional cash investments that you submit less any applicable service fees. Your Plan account will be credited with the actual number of shares purchased, including fractions of shares.

19.       How does the Plan Administrator acquire shares of Berry Class A Common Stock under the Plan?

Shares purchased under the Plan may be issued directly by us from authorized but unissued shares or treasury shares or purchased on the open market or in privately negotiated transactions for delivery to the Plan or a combination of the foregoing, at our discretion. We can change the method at any time without notice to you, subject to legal restrictions on how often we change the method. An affiliated broker-dealer may assist the Plan Administrator in purchasing our shares on the open market. For purposes of making purchases, the Plan Administrator may combine your dividend and optional cash investment funds.

20.       At what price will the Plan Administrator purchase shares of Berry Class A Common Stock?

When shares are purchased from us, the price per share will be 100% of the average of the highest and lowest reported sale price for Berry Class A Common Stock traded on the New York Stock Exchange on the investment date. If on any investment date there is no reported trading in shares of Berry Class A Common Stock, the price per share will be based on the average of the highest and lowest reported sale prices (on the New York Stock Exchange) on the nearest trading date after the investment date.

The price per share for all shares purchased in the open market to satisfy any Plan requirements will be the weighted average price per share of all shares purchased by the Plan Administrator to fill the combined purchase order for the Plan investments. In some instances, filling a purchase order may require execution of multiple trades in the market and may take more than one trading day to complete.

YOU SHOULD BE AWARE THAT THE MARKET PRICE PER SHARE OF BERRY CLASS A COMMON STOCK MAY BE MORE OR LESS THAN THE PRICE PER SHARE AT THE TIME YOU REQUEST A PURCHASE. YOU ALSO SHOULD BE AWARE THAT YOU MAY NOT BE ABLE TO CANCEL INSTRUCTIONS THAT YOU SUBMIT TO THE PLAN ADMINISTRATOR TO PURCHASE SHARES. ANY DECISION CONCERNING A REQUEST FOR CANCELLATION WILL BE MADE AT THE SOLE DISCRETION OF THE PLAN ADMINISTRATOR.

Shares purchased pursuant to a waiver of the $10,000 maximum are subject to a different pricing mechanism. See Question 14.

21.       Will I earn interest during the time my investments are pending?

No, you will not earn interest on initial or optional cash investment funds held by the Plan Administrator pending a purchase of Berry Class A Common Stock.

Sales and Withdrawals of Class A Common Stock

22.       How do I sell shares in my Plan account?

You may instruct the Plan Administrator to sell any or all shares held in your Plan account at any time (including shares deposited into the Plan for safekeeping as discussed below). Requests may be submitted by phone, online at www.bnymellon.com/shareowner/isd or by completing and signing the tear-off portion of your account statement and mailing it to the Plan Administrator. If you are mailing your request and more than one participant owns the account, all account holders must sign the instruction form. Please note that any instructions to sell shares held in your account are irrevocable and may not be cancelled.

You also may choose to sell your shares through a stockbroker of your choice, in which case you must first request the transfer of your shares from the Plan Administrator to your brokerage account through the Direct Registration System.

23.       When will the Plan Administrator execute a sale request and how is the price determined?

The Plan Administrator will process your sale order promptly following receipt of, and in no event later than five trading days after, your order is received. The sale price for shares sold will not be known until the sale is completed and will be based on the weighted average price per share obtained in the open market as part of an aggregate order. The net proceeds of the sale less applicable fees will be sent to you by check following the sale. Fees for the sale of shares include a $15.00 service fee plus a trading fee of $0.12 per share and any required tax withholdings or transfer taxes.

24.       How can I withdraw the shares credited to my Plan account?

You can withdraw all or a portion of the shares in your Plan account at any time online at www.bnymellon.com/shareowner/isd or by calling or writing to the Plan Administrator. The Plan Administrator will process your request to withdraw shares promptly following receipt, and in no event later than two business days after the date the request is received.

If you wish to withdraw a portion of the shares in your Plan account, the request must be for a whole number of shares as the Plan Administrator cannot issue certificates for fractional shares. If you wish to withdraw all shares in your Plan account, the Plan Administrator will issue a certificate for all the whole shares and a check for any remaining fractional share in your Plan account, less any applicable service fees. The Plan Administrator will send your certificate and a check (if applicable) to the address of record on your Plan account.

25.       What happens to my dividend reinvestment election if I withdraw shares from my Plan account?

Your dividend reinvestment election will remain the same unless you withdraw all of the shares of Berry Class A Common Stock in your Plan account.

If you withdraw all of your whole and fractional Plan shares, your participation in the Plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account, as you elect.

Name Changes, Share Transfers and Gifts Under the Plan

26.       How do I change the name on my account, transfer shares or give as a gift shares in my Plan account?

You may change the name of your Plan account, transfer shares or give shares in your Plan account at any time by completing and submitting to the Plan Administrator a transfer of ownership form. Transfers may be made in book entry or certificated form. You can contact the Plan Administrator to request transfer instructions and a transfer of ownership form, or you can download the instructions and form online at www.bnymellon.com/shareowner/isd.

You may give or transfer your Class A Common Stock in the Plan to anyone you choose by:

•              Making an initial cash investment of at least $250, but not more than $10,000, to establish an account in the recipient’s name; or

•              Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $100 per investment nor more than $10,000 in the aggregate for the recipient’s Plan account in any month; or

•              Transferring shares from your account to the recipient’s account. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders.

The Plan Administrator will automatically place all such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect partial dividend reinvestment by notifying the Plan Administrator in writing, by telephone, or online at the Plan Administrator’s website.

If you participate in dividend reinvestment and you request either to transfer all of your shares or make a partial sale and transfer between the ex-dividend date and the dividend record date, the processing of your request may be delayed up to four weeks until your account is credited with the reinvested dividends.

If you are submitting certificates for transfer, we recommend that you send them, properly insured, by certified or registered mail with return receipt requested or some form of traceable delivery. All participants in the existing Plan account need to sign instructions, and their signatures need to be authenticated with a Medallion Signature Guarantee as described in the instructions on the transfer of ownership form.

If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed. Keep in mind that gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides us with proper transfer instructions and proof of age.

27.       What happens to my dividends if I sell or transfer shares from my Plan account?

If you sell or transfer a portion, but not all, of the shares in your Plan account, your dividend reinvestment election will remain the same for the remainder of the shares in your Plan account. If you sell or transfer all of the shares in your Plan account, your participation in the Plan will be terminated.

Safekeeping/Certificates

28.       How does the Plan’s safekeeping option work?

The Plan’s safekeeping feature is offered at no charge to you and eliminates the risk associated with damage, theft or loss of your stock certificates. You may deposit your Berry Class A Common Stock certificates into the Plan for safekeeping by delivering them to the Plan Administrator and requesting that they be credited to your account. You should not sign the stock certificate(s) or complete the assignment section. You may deposit shares of Class A Common Stock for safekeeping at the time of enrollment by delivering the certificates along with the completed enrollment form or at any later time. Certificates sent to the Plan Administrator should be sent, properly insured, by registered or certified mail with return receipt requested or some other form of traceable delivery.

If you choose safekeeping, you still have the option of receiving your dividends in cash or reinvesting them. You also may sell any shares held in safekeeping through the Plan. Shares purchased with either reinvested dividends or optional cash investments automatically will be held by the Plan Administrator or its nominee in book-entry form on your behalf.

29.       Will I be able to obtain a certificate for the shares in my Plan account?

You may obtain at any time, free of charge, a certificate for all or a part of the whole shares of our Class A Common Stock credited to your account upon request to the Plan Administrator. A certificate will be mailed by first class mail, within two business days of the Plan Administrator’s receipt of your request, to your address of record. The issuance of Plan shares in certificate form will not change your reinvestment election unless you direct otherwise. Any remaining whole or fractional shares of our Class A Common Stock will continue to be credited to your account. Certificates for fractional shares of our Class A Common Stock will not be issued.

Reports to Participants

30.       What kind of reports will I receive regarding my participation in the Plan?

You will receive a statement as soon as practicable after each dividend reinvestment, purchase or sale of shares in your Plan account. The statement will show all year-to-date transactions, the purchase or sale price, service fees (if any), and shares credited to or removed from your Plan account. We recommend that you retain these statements for tax purposes.

Statements have tear-off instruction forms that should be filled out when providing the Plan Administrator with certificate issuance, sale, purchase, termination or certificate deposit instructions.

31.       Where will the Plan Administrator send transaction statements and other communications?

Transaction statements and other communications sent to you under the Plan will be addressed to your last known address as reflected by the Plan Administrator’s records. Therefore, you should notify the Plan Administrator promptly of any change in your address.

Summary of Plan Fees

32.       What fees are associated with my participation in the Plan?

Participation in the Plan is subject to the payment of certain fees outlined below.

Transaction Type	Service Fees

Optional Cash Purchases
Via Check	$5.00 per transaction
Via Automatic Investment	$2.00 per transaction
Sale Fee
Transaction Fee	$15.00 per transaction
Trading Fee	$0.12 per share
Returned Checks or Rejected Electronic Funds Transfers	$35.00

Termination

33.       When and how may I terminate participation in the Plan?

You may terminate your participation in the Plan at any time by giving instructions to the Plan Administrator. As soon as practicable following termination, the Plan Administrator will send to you a certificate for the whole shares and a check for any fractional share of Berry Class A Common Stock in your Plan account, less any applicable fees and transfer taxes. Alternatively, at your request, the Plan Administrator will sell all or a portion of such shares and remit to you the proceeds less any applicable fees and transfer taxes. If the Plan Administrator receives your termination request after the record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in shares on your behalf. Any optional cash investments sent to the Plan Administrator prior to your termination request also will be invested unless you expressly request that the optional cash investment be returned and your request is received at least two business days prior to the relevant investment date. In every case of termination, your interest in a fractional share will be paid in cash less any applicable fees and any other costs of sale.

34.       Under what circumstances will Berry terminate my participation in the Plan?

At any time, for any reason and at our discretion, we may instruct the Plan Administrator to terminate your participation in the Plan effective immediately upon mailing a notice to you at your address of record.

The Plan Administrator automatically will terminate your Plan account if you withdraw all of your whole and fractional shares. The Plan Administrator also may terminate your Plan account if your share balance is less than one share of Berry Class A Common Stock.

In the event of your death or adjudication of incompetency, the Plan Administrator may terminate your Plan account and distribute the proceeds as described above under Question 33. The Plan Administrator will continue to maintain your Plan account, however, until the Plan Administrator receives satisfactory written notice of your death or adjudication of incompetency. In addition, the Plan Administrator must receive satisfactory proof of the appointment of a legal representative who is authorized to instruct the Plan Administrator on the termination of your Plan account and receive the proceeds thereof.

At its discretion, the Plan Administrator also may close any Plan account that contains less than one share of Berry Class A Common Stock. Any fractional share in your Plan account will be sold subject to the fees as described above. A check for the sale proceeds less applicable fees will be mailed to your address of record.

Additional Information

35.       What happens if Berry has a rights offering, issues a stock dividend or has a stock split?

Any stock dividends or stock split shares that we distribute will be credited directly to your Plan account. Stock split or stock dividend shares distributed on shares you hold in certificate form also will be credited to your Plan account. If you are entitled to participate in a rights offering, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any rights certificates to be distributed as a result of any rights agreement will be distributed based on whole shares only. Transaction processing may be temporarily suspended during such distributions.

36.       What are my rights as a stockholder under the Plan with regard to voting, proxies and stockholder communications?

You will have the exclusive right to exercise all voting rights with respect to whole shares of our Class A Common Stock credited to your Plan account. You will receive proxy materials from us for each stockholder meeting, including a proxy statement and a form of proxy covering all whole shares credited to your account and all shares of stock registered in your name outside of the Plan as of the record date for the stockholder meeting. You will also have the right to receive all other communications that we send to the holders of Class A Common Stock.

37.       What are the federal income tax consequences of participation in the Plan?

The following is only a general summary of the federal income tax consequences of participation in the Plan as of the date of this prospectus and does not address (1) any foreign tax, state tax or federal estate or gift tax consequences or (2) the tax consequences to participants with special circumstances. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. Accordingly, you should consult with your own tax advisor with respect to the federal, state, local, foreign and withholding tax consequences applicable to your particular situation.

For federal income tax purposes, if you elect to acquire shares of Berry Class A Common Stock with reinvested dividends, and the Plan acquires such stock directly from us, you will be treated as having received a distribution equal to the fair market value of the shares purchased with the reinvested dividends. When your dividends are reinvested to acquire shares of Berry Class A Common Stock purchased in open market transactions, you will be treated as having received a taxable dividend equal to the amount of cash dividends used to make those purchases. If you make optional cash investments, you may be treated as having received a distribution equal to the excess, if any, of the fair market value of the shares acquired over the amount of your investment. If shares of Berry Class A Common Stock are purchased in the open market to satisfy Plan requirements, you may be treated as having received an additional distribution in the amount of any brokerage fees incurred by the Plan on your behalf. Any distributions generally will be taxable to you as dividend income to the extent they are deemed made from our earnings and profits.

The tax basis of shares acquired through the reinvestment of dividends will be equal to the fair market value of the shares on the distribution date in the case of shares the Plan acquires directly from us and, in the case of any shares acquired by the Plan in open market transactions, the amount of cash dividends used to make those purchases (increased by the amount of any wages from waivers of fees that you are treated as having received as described above). The tax basis of shares purchased with optional cash investments will be equal to the amount of those investments (increased by the amount of any wages from waivers of fees or distributions that you are treated as having received as described above). The tax basis of shares purchased in the open market to satisfy Plan requirements may be increased by the amount of any brokerage fees incurred by the Plan on your behalf and included in your income as described above.

Separate considerations not discussed here may affect the determination of your income and basis if you are treated as having received a distribution and the distribution is not supported by our earnings and profits.

The holding period of shares acquired under the Plan, whether acquired through the reinvestment of dividends or purchased with optional cash investments, will begin on the day following the date on which the shares were purchased for your account.

Upon the sale of either a portion or all of your shares from the Plan, you will recognize gain or loss, if any, based on the difference between the sales proceeds (reduced by brokerage fees and commissions) and the tax basis in the shares sold, including any fractional shares.

The deductibility of various fees under the Plan will depend on the special circumstances of the particular taxpayer. You are advised to consult your tax or financial advisor with respect to such tax consequences.

If you are subject to withholding taxes, we will withhold the required taxes from the gross dividends or the proceeds from the sale of shares. The dividends or proceeds received by you, or dividends reinvested on your behalf, will be net of the required taxes. For example, non-U.S. participants will be subject to a 30% U.S. federal withholding tax, unless the participant provides us with either (i) a properly executed IRS Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI (or suitable substitute form) stating that our dividends are not subject to withholding tax because they are effectively connected with the participant’s conduct of a trade or business in the U.S. Non-U.S. investors are responsible for filing any documentation required to obtain a reduction in, or refund of, U.S. withholding tax.

A participant may be subject to information reporting and backup withholding of U.S. federal income tax (currently at a rate of 28%) on any dividends paid on the shares. A participant will not be subject to backup withholding, however, if such participant (i) furnishes a correct taxpayer identification number and certifies that such participant is not subject to backup withholding on an IRS Form W-9 (or successor form) or (ii) is otherwise exempt from backup withholding. Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally will be subject to backup withholding on dividends paid on the shares, unless such participants properly certify their non-U.S. status. Additionally, the payment of proceeds to such non-U.S. corporations, partnerships or other entities made on the sale of their shares may be subject to backup withholding and information reporting. Each participant is urged to consult his or her own tax advisor. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such participant’s U.S. federal income tax liability, provided such participant timely furnishes the required information to the Internal Revenue Service.

38.       Can the Plan be modified or discontinued?

We and the Plan Administrator reserve the right to suspend, modify or terminate the Plan at any time. We will send notice of any suspension, modification or termination of the Plan to all participants, who will have in all events, the right to withdraw from participation. In addition, we and the Plan Administrator also reserve the right to terminate the participation of any participant, change any and all administrative procedures and costs associated with the Plan and regulate the Plan as necessary or desirable in connection with its operation.

If we or the Plan Administrator terminate the Plan, or if we are involved in a reorganization or merger, your shares enrolled in the Plan as well as your current elections under the Plan may automatically roll over to a subsequent survivor or successor Plan.

39.       Can I pledge my shares that are held in the Plan?

No. Shares held in Plan accounts cannot be pledged and any purported pledge shall be void. Any shares that you wish to pledge must first be withdrawn from your Plan account.

40.       Who bears the risk of market fluctuations in shares of Berry Class A Common Stock and participation in the Plan?

Your investment in shares credited to your Plan account is no different than your investment in shares of Berry Class A Common Stock that you hold in certificate form or in a brokerage or bank account. You alone bear the risk of fluctuations in the market value of your shares of Berry Class A Common Stock. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your shares. However, with respect to shares held in your Plan account, you may lose an advantage otherwise available in that you are not able to select more specifically the timing of your investment or the sale of your shares.

Neither we nor the Plan Administrator provide any advice or make any recommendations with respect to any purchase or sale transaction you initiate. Neither we nor the Plan Administrator can guarantee that the value of the shares purchased under the Plan will, at any particular time, be more than your original investment. You need to make independent investment and participation decisions based on your own judgment and research.

Neither we nor the Plan Administrator can guarantee liquidity in the market, thus your investments and the marketability of your shares may be adversely affected by the market conditions at the time you seek to sell your shares.

Shares of Berry Class A Common Stock credited to your Plan account in book-entry form through the Plan are not subject to protection under the Securities Investor Protection Act, the Federal Deposit Insurance Act, or similar insurance or guarantee statute, and neither Plan shares nor cash held pending investment or disbursement with the Plan Administrator or its affiliates are subject to any guarantee.

41.       What are the responsibilities of Berry and the Plan Administrator under the Plan?

Neither we nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising (i) out of failure to terminate a Plan account, sell shares in the Plan or invest optional cash payments or dividends without receipt of proper documentation and instructions or (ii) with respect to the prices at which shares are purchased or sold for Plan accounts and the time such purchases or sales are made, including price fluctuation in market value after purchases or sales.

42.       How will the Plan be governed, interpreted and regulated?

The laws of the State of Delaware will govern the Plan. Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We also have the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan’s operations.

PLAN OF DISTRIBUTION

Class A Common Stock offered pursuant to the Plan will be purchased, at our option, directly from us or in the open market or in privately negotiated transactions. Participants will be required to pay certain fees in connection with the Plan. See “Terms of the Plan—Summary of Plan Fees” in Question 32 for a description of the fees charged under the Plan. All other costs related to the administration of the Plan will be paid by us.

In connection with the Plan, we may be requested to approve requests for waivers of the Plan’s annual investment maximum by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our Class A Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which such person would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Class A Common Stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to waiver requests by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to waivers approved under the Plan. Those transactions may cause fluctuations in the trading volume of our Class A Common Stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Class A Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the Securities Exchange Commission (“SEC”). The registration statement and its exhibits provide additional information about us and the Class A Common Stock offered under this prospectus. References in this prospectus to “we,” “our,” “us” or “Berry” refer to Berry Petroleum Company.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. You may also inspect the reports and other information we file with the SEC at NYSE Euronext, 11 Wall Street, 5th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the effectiveness of this registration statement and before the termination of the offering.

•              Our Annual Report on Form 10-K for the year ended December 31, 2008;

•              Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

•              Our Current Reports on Form 8-K and 8-K/A filed on September 29, 2008, January 12, 2009, January 26, 2009, February 20, 2009, March 23, 2009, April 27, 2009, May 15, 2009, May 20, 2009, May 27, 2009, May 29, 2009, August 11, 2009 (supersedes certain information in our Annual Report on Form 10-K for the year ended December 31, 2008), August 13, 2009, August 17, 2009, September 3, 2009, September 25, 2009 and December 11, 2009; and

•              The description of our Class A Common Stock contained in our Registration Statement on Form 8-A which was declared effective by the Securities and Exchange Commission on or about October 20, 1987.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

Berry Petroleum Company

Attn: Investor Relations

1999 Broadway, Suite 3700

Denver, Colorado 80202

(303) 999-4400

Additional information about us is available at our Internet website at http://www.bry.com. The information contained at our Internet website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement.  Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy Class A Common Stock in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

LEGAL OPINIONS

The validity of the Class A Common Stock covered by this prospectus will be passed upon for us by Musick, Peeler & Garrett LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Berry Petroleum Company’s Current Report on Form 8-K dated August 11, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Berry Petroleum Company for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited Statements of Combined Revenues and Direct Operating Expenses for the oil and gas properties purchased by Berry Petroleum Company from a consortium of private sellers for each of the two years in the period ended December 31, 2007 included in Exhibit 99.4 of Berry Petroleum Company’s Current Report on Form 8-K/A dated September 29, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report.  Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth fees and expenses in connection with the issuance and distribution of the Class A Common Stock being registered hereby. Except for the SEC filing fee, all amounts set forth below are estimates.

Securities and Exchange Commission filing fee	$1,534
Accounting fees and expenses	$1,000
Legal fees and expenses	$40,000
Transfer agent and Plan Administrator fees	$5,000
Printing expenses	$500
TOTAL	$48,034

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Berry Petroleum Company is incorporated in Delaware.  Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.  A Delaware corporation also has the power to purchase and maintain insurance for such persons.  Article 8 of the Amended and Restated Bylaws of Berry Petroleum Company permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.  Reference is made to the Amended and Restated Bylaws of Berry Petroleum Company.  Additionally, Berry Petroleum Company has acquired directors and officers insurance, which includes coverage for liability under the federal securities laws.  Berry Petroleum Company has also entered into indemnification agreements with each of its directors and certain of its officers that provide contractual rights to indemnity and expense advancement and include related provisions meant to facilitate the indemnitees’ receipt of such benefits.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 9 of Berry Petroleum Company’s Amended and Restated Certificate of Incorporation limits its directors liability to it or to its stockholders for monetary damages for breach of fiduciary to the fullest extent permitted by the DGCL.

The above discussion of Berry Petroleum Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and statutes.

ITEM 16. EXHIBITS

Exhibit Number	Document Description
4.1

Amended and Restated Certificate of Incorporation of Berry Petroleum Company, incorporated by reference from Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (File No. 1-09735)

4.2

Amended and Restated Bylaws of Berry Petroleum Company dated December 11, 2009, incorporated by reference from Exhibit 3.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on December 11, 2009 (File No. 1-09735)

5.1	Opinion of Musick, Peeler & Garrett LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants

23.3	Consent of DeGolyer and MacNaughton

23.4	Consent of Musick, Peeler & Garrett LLP (set forth in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

ITEM 17. UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 15th day of December, 2009.

BERRY PETROLEUM COMPANY

By:	/s/ David D. Wolf
David D. Wolf
Executive Vice President and Chief Financial Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Robert F. Heinemann, with full power of substitution, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below, all amendments and post-effective amendments to the Registration Statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and all amendments and post-effective amendments thereto, as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 15, 2009.

Signature	Title	Dated

	Chairman of the Board and Director	December 15, 2009
/s/ Martin H. Young, Jr.
Martin H. Young, Jr.

	President, Chief Executive Officer (Principal Executive Officer) and Director	December 15, 2009
/s/ Robert F. Heinemann
Robert F. Heinemann

	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 15, 2009
/s/ David D. Wolf
David D. Wolf

	Vice President of Finance (Principal Accounting Officer)	December 15, 2009
/s/ Shawn M. Canaday
Shawn M. Canaday

	Director	December 15, 2009
/s/ Joseph H. Bryant
Joseph H. Bryant

	Director	December 15, 2009
/s/ Ralph B. Busch, III
Ralph B. Busch, III

	Director	December 15, 2009
/s/ William E. Bush, Jr.
William E. Bush, Jr.

	Director	December 15, 2009
/s/ Stephen L. Cropper
Stephen L. Cropper

	Director	December 15, 2009
/s/ J. Herbert Gaul, Jr.
J. Herbert Gaul, Jr.

	Director	December 15, 2009
/s/ Thomas J. Jamieson
Thomas J. Jamieson

	Director	December 15, 2009
/s/ J. Frank Keller
J. Frank Keller

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

4.1

Amended and Restated Certificate of Incorporation of Berry Petroleum Company, incorporated by reference from Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (File No. 1-09735)

4.2

Amended and Restated Bylaws of Berry Petroleum Company dated December 11, 2009, incorporated by reference from Exhibit 3.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on December 11, 2009 (File No. 1-09735)

5.1	Opinion of Musick, Peeler & Garrett LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants

23.3	Consent of DeGolyer and MacNaughton

23.4	Consent of Musick, Peeler & Garrett LLP (set forth in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)